Exhibit 10.13

MedAssets, Inc.

MedAssets, Inc. Long-Term Performance Incentive Plan

Restricted Stock Unit Award Agreement

Date of Grant:

Vesting: RSUs shall be subject to time-based vesting restrictions

THIS AGREEMENT, effective as of the Date of Grant, represents the grant of RSUs by MedAssets, Inc., a Delaware corporation (the “Company”), to the Participant named above, pursuant to the Plan. The RSUs are subject to all of the terms and conditions set forth herein, as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1.	Grant of the Award. The Company grants to the Participant, on the terms and conditions set forth in this Agreement, a number of RSUs, with each RSU corresponding to one share of Stock (subject to adjustment pursuant to the Plan).

2.	Vesting of RSUs. Except as described in Sections 4 and 5 below, the Participant shall become vested in the RSUs on the applicable Vesting Dates as noted in the [ ] System provided that the Participant has not undergone a Termination prior to such date.

3.	Settlement. Upon vesting of an RSU, the Company shall settle each RSU by delivering to the Participant one share of Stock for each RSU that vested as soon as practicable (and in no event later than the date that is 2 1⁄2 months following the last day of the fiscal year in which the Vesting Date occurs) following the applicable Vesting Date. The Stock issued in respect of the RSUs may be evidenced in such manner as the Committee shall determine.

4.	Termination of Service. Except as may otherwise be provided in an employment agreement or by the Committee, if, prior to the time an RSU has vested, the Participant undergoes a Termination for any reason, all vesting with respect to the RSUs shall cease, and all of the Participant’s unvested RSUs shall be forfeited by the Participant to the Company for no consideration as of the date of such Termination.

5.	Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company prior to a Vesting Date and prior to the Participant’s Termination, the treatment of unvested RSUs shall be governed by the terms of the Plan.

6.	Recapitalization. The adjustment provisions contained in Section 9 of the Plan are incorporated by reference herein and made a part hereof.

7.	Continuation of Employment. This Agreement shall not confer upon the Participant any right to continue employment with the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time.

8.	Rights as Shareholder. The Participant shall not be entitled to any of the rights of a shareholder of the Company with respect to the RSUs, including the right to vote such shares and to receive dividends and any other distributions, until and to the extent the RSUs are settled in shares of Stock.

9.	Section 409A. This Agreement and the RSUs granted to the Participant hereunder shall be construed and interpreted to comply with Section 409A of the Code. Any issuance of Stock in respect of a RSU constituting nonqualified deferred compensation subject to Section 409A of the Code on account of a Termination shall (i) only be made upon a Termination to the extent it constitutes a “separation from service” within the meaning of Section 409A of the Code and (ii) be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code.

10.	Award Not Transferable. The RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

11.	Recoupment. Notwithstanding the terms regarding vesting and forfeitability herein or in the Plan, Participant acknowledges and agrees that, as a condition of the grant of RSUs hereunder, all or a portion of the RSUs granted hereunder will be forfeited, and any Stock acquired upon the vesting of such RSUs (and any proceeds from the disposition of all or portion of such Stock) will be subject to recoupment, in the discretion of the Committee, in the event that: (i) the Committee determines that Participant materially breaches Participant’s employment or post-employment obligations to the Company and its Affiliates; or (ii) any forfeiture event set forth in any incentive compensation clawback or recoupment policy approved by the Company (including any policy approved to comply with the listing standards of any national securities exchange or association on which the Stock is listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law) occurs. Participant further acknowledges and agrees that the adoption or amendment of any such clawback or recoupment policy on or after the date the RSUs are granted hereunder shall in no event require the prior consent of Participant. In the event the Company is entitled to, and seeks, recoupment under this paragraph, Participant shall promptly reimburse the amount to which the Company is entitled to recoup hereunder. In the event Participant fails to make prompt reimbursement of any such amount to which the Company is entitled to recoup and as to which the Company seeks recoupment hereunder, Participant acknowledges and agrees that the Company shall have the right to: (i) deduct such amount from the compensation or other payments due to Participant from the Company or its Affiliates; or (ii) to take any other appropriate action to recoup such amount. The rights contained in this paragraph shall be in addition to, and shall not limit, any other rights or remedies that the Company or its Affiliates may have under law or in equity, including, without limitation, any rights the Company and its Affiliates may have under any other agreement or arrangement with the Participant to which the Participant has consented, or as permitted by law.

12.	Miscellaneous.

A.	This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any shares of Stock acquired pursuant to this Agreement, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

B.	The Committee may terminate, amend, or modify this Award from time to time in accordance with the terms of the Plan.

C.	This grant of RSUs shall not confer any right to the Participant (or any other Participant) to be granted RSUs or other Awards in the future under the Plan.

D.	The Participant acknowledges and agrees that the Participant will be required to satisfy applicable withholding tax obligations, if any, as provided in the Plan. The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Company Stock having an aggregate Fair Market Value on the date the tax is to be determined, equal to the minimum statutory amount required to be withheld.

E.	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.

F.	This Agreement shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

G.	This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without reference to the principles of conflicts of laws thereof.

I.	To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

J.	The Participant agrees that the Company may deliver by email all documents relating to the Plan or the Award (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Participant also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Participant by email.